UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 21, 2019
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 21, 2019, the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) approved a one-for-fifteen reverse stock split of its issued and outstanding shares of common stock. The reverse split will be effective at 12:01 a.m. (Eastern Time) on July 3, 2019, and shares of the Company’s common stock will begin trading on a split-adjusted basis when the NYSE American LLC (the “NYSE American”) opens on that date. The reverse split is being implemented for the purpose of complying with the NYSE American continued listing standards regarding the low selling price of the Company’s common stock.

The Company’s common stock will continue to trade on the NYSE American under the trading symbol “YUMA,” but will trade under the following new CUSIP number starting July 3, 2019: 98872F 204. As a result of the reverse split, each fifteen pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the stockholder. The number of outstanding shares of common stock will be reduced from approximately 23.2 million shares to approximately 1.5 million shares. The authorized number of shares of common stock will not be reduced and will remain at 100.0 million. All fractional shares will be rounded up to the nearest whole share. As previously disclosed, at the Company’s Annual Meeting of Stockholders held on June 12, 2019, the Company’s stockholders approved a proposal authorizing the Board to effect a reverse stock split by a ratio of not less than one-for-ten and not more than one-for-twenty-five.

The reverse stock split affects all issued and outstanding shares of the Company’s common stock. In addition, the reverse split reduces the number of shares of common stock issuable upon the exercise of stock appreciation rights and stock options outstanding immediately prior to the reverse split, and the number of shares reserved for future issuance under the Company’s existing incentive compensation plans will be proportionately reduced. The par value of the Company’s common stock will remain unchanged at $0.001 per share after the reverse split.

 Item 7.01. Regulation FD Disclosure.

On June 21, 2019, the Company issued a press release announcing the reverse split, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Anthony C. Schnur
	Name:	Anthony C. Schnur
Date: June 24, 2019	Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer

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